Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Encorium Group, Inc. on Form S-8 (File Numbers 333-139337, 333-138305, 333-115737 and 333-37756) and Registration Statements on Form S-3 (File Numbers 333-139628 and 333-44096) of our report dated March 30, 2007, relating to the financial statements and financial statement schedule of Encorium Group, Inc., appearing in this Annual Report on Form 10-K of Encorium Group, Inc. for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

March 30, 2007